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                                                                    EXHIBIT 21.1



AMAZON.COM, INC.
LIST OF SUBSIDIARIES


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                                       JURISDICTION OF
              NAME                      INCORPORATION         PERCENT OWNED
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
Amazon.com LLC                     Delaware                 100%

Amazon.com Holdings, Inc.          Delaware                 100%

Amazon.com.gadc, Inc.              Delaware                 100%

Amazon.com.ksdc, Inc.              Delaware                 100%

Amazon.com.kydc, Inc.              Delaware                 100%

Amazon.com.nddc, Inc.              Delaware                 100%

Amazon.com.nvdc, Inc.              Delaware                 100%
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